Exhibit 10.4
2011-2013 Bonus Plan Long-Term Commercial Award
US Form
CHENIERE ENERGY, INC.
2011 INCENTIVE PLAN
RESTRICTED STOCK GRANT

1.    Grant of Restricted Shares. Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby grants to _______ (“Participant”) all rights, title and interest in the record and beneficial ownership of ___________ shares (the “Restricted Shares”) of common stock, $0.003 par value per share, of the Company (“Common Stock”), subject to the conditions described in this grant of Restricted Stock (this “Grant”) and in the Company's 2011 Incentive Plan (the “Plan”). The Restricted Shares are granted on _______________, 2012 (the “Grant Date”) pursuant to the Cheniere Energy, Inc. 2011-2013 Bonus Plan (the “Bonus Plan”). Unless otherwise defined in this Grant, capitalized terms used herein shall have the meanings assigned to them in the Plan.

2.    Effect of the Plan. The Restricted Shares granted to Participant are subject to all of the provisions of the Plan and this Grant, together with all of the rules and determinations from time to time issued by the Committees and by the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and this Grant document or between any provision of the Bonus Plan and this Grant document, the provisions of this Grant document shall control. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Grant shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

3.    Issuance and Transferability. The Restricted Shares may be evidenced in such manner as the Company shall deem appropriate, including, without limitation, book-entry registration with the Company's transfer agent or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Restricted Shares, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares and shall be held by the Company or by an escrow agent until the forfeiture restrictions described in Section 4 expire and all required withholding obligations as described in Section 11 of this Grant and the provisions of the Plan have been satisfied. The Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares are not transferable except by will or the laws of descent and distribution or as otherwise permitted under Section 16(f) of the Plan. References to Participant, to the extent relevant in the context, shall include references to authorized transferees. Any transfer in violation of this Section 3 shall be void and of no force or effect, and shall result in the immediate forfeiture of all unvested Restricted Shares. No right or benefit hereunder shall in any manner be subject to any debts, contracts, liabilities, or torts of Participant or otherwise made subject to execution, attachment or similar process except as provided in Section 16(f) of the Plan.

4.    Risk of Forfeiture. Participant shall, without further action of any kind by the Company or Participant, immediately forfeit all rights to any non-vested portion of the Restricted Shares in the event of termination, resignation or removal from employment with the Company under circumstances that do not cause Participant to become fully vested under the terms of the Plan or this Grant. Restricted Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Participant, and the Company shall have the full and absolute right to cancel any evidence of Participant's ownership of such forfeited Restricted Shares and to take any other action necessary to demonstrate the Participant no longer owns such forfeited Restricted Shares. Following such forfeiture, Participant shall have no further rights with respect to the forfeited Restricted Shares. Participant, by his or her acceptance of this Grant, irrevocably grants to the Company a power of attorney to transfer Restricted Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

5.    Vesting. The Restricted Shares shall vest and the forfeiture restrictions shall lapse during Participant's Continuous Service in such installments and on such dates as follows (subject to the final sentence in this paragraph): (i) 35 percent of the Restricted Shares will vest on the day (the “Initial Vesting Date”) construction commences on the Sabine Pass liquefaction project (the “Project”) (for these purposes construction shall be deemed to have commenced on the date Sabine Pass Liquefaction, LLC delivers full notice to proceed to Bechtel Oil, Gas and Chemicals, Inc. under the Engineering, Procurement and Construction Agreement, dated November 11, 2011 by and between Sabine Pass Liquefaction, LCC and Bechtel Oil, Gas and Chemicals, Inc.), (ii) an additional 10 percent of the Restricted Shares will vest on the first anniversary of the Initial Vesting Date, (iii) an additional 15 percent of the Restricted Shares will vest on the second anniversary of the Initial Vesting Date, (iv) an additional 15 percent of the Restricted Shares will vest on the third anniversary of the Initial Vesting Date and (v) the remaining portion (25 percent) of the Restricted Shares will vest on the fourth anniversary of the Initial Vesting Date. Notwithstanding the foregoing, any Restricted Shares not then vested shall vest in full immediately upon (a) the occurrence, during Participant's Continuous Service, of a Change of Control, (b) the Company or an Affiliate terminates Participant's employment without Cause (as defined below) or (c) the death or Disability of Participant while performing Continuous Service. Except as otherwise provided in the foregoing sentence, if Participant's Continuous Service is terminated for any reason, any Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company. Notwithstanding anything herein to the contrary, in the event that full notice to proceed is not delivered within one (1) calendar year of the Grant Date, then all Restricted Shares will be forfeited back to the Company.

For purposes of this Grant, the term “Cause” means termination of employment with the Company or an Affiliate by the Company or such Affiliate under any of the following circumstances:

(a)the willful commission by Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate;

(b)the commission by Participant of an act of fraud in the performance of Participant's duties on behalf of the Company or an Affiliate;

(c)the willful and material violation by Participant of the Company's Code of Business Conduct and Ethics Policy; or

(d)the continuing and repeated failure of Participant to perform the duties of Participant to the Company or an Affiliate, including by reason of the Participant's habitual absenteeism.

6.    Ownership Rights. Subject to the restrictions set forth in this Grant and the Plan, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares.

7.    Reorganization of the Company.   Subject to Section 15 of the Plan, the existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.    Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company as contemplated by the Plan (“Recapitalization Events”), adjustments shall be made with respect to the Restricted Shares as provided for in the Plan and then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

9.    Certain Restrictions. By accepting this Grant, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10.    Amendment and Termination; Waiver. This Grant, together with the Plan, constitutes the entire agreement by the Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Participant and the Company with respect to the subject matter hereof, whether written or oral. Except as provided otherwise in Section 2, no amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant. Any provision for the benefit of the Company contained in this Grant may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

11.    Withholding of Taxes. All payments under the terms of the Grant shall be subject to, and reduced by, the amount of all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with such payments. Participant agrees that, if he or she makes a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, Participant will so notify the Company in writing at the time Participant makes such election and provide a copy thereof to the Company, so as to enable the Company to timely comply with any applicable governmental reporting requirements. The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations, provided, however, that except as otherwise agreed in writing by the Participant and the Company, if Participant is an Executive Officer or an individual subject to Rule 16b-3 such tax withholding obligations will be effectuated by the Company withholding a number of shares of Common Stock from the Grant having a Fair Market Value equal to the amount of such tax withholding obligations (at the minimum withholding tax rate required by the Code). The Company's obligation to deliver Restricted Shares to Participant upon the vesting of such shares is subject to the satisfaction of any and all applicable federal, state and local income and employment tax withholding requirements.

12.    No Guarantee of Tax Consequences. The Grant is intended to be exempt from or to comply with the requirements of Section 409A of the Code and the Grant shall be interpreted accordingly. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Grant.

13.    Severability; Interpretive Matters. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The captions and headings used in the Grant are inserted for convenience and shall not be deemed a part of the Grant granted hereunder for construction or interpretation.

14.    Crediting Par Value. In connection with the issuance of the Restricted Shares pursuant to this Grant and as a result of the expectations of the Company and Participant of Participant's performance of future services for the Company or an Affiliate, the Company will transfer from surplus to stated capital the aggregate par value of the Restricted Shares.

15.    Governing Law. The Grant shall be construed in accordance with and governed by the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law (in which case such federal law shall apply).

16.    No Right To Continued Employment. Nothing in this Grant shall confer upon the Participant any right to continued employment with the Company (or its Affiliates or their respective successors) or to interfere in any way with the right of the Company (or its Affiliates or their respective successors) to terminate the Participant's employment at any time.

17.     Counterparts. This Grant may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company has executed the Grant as of the date first above written.

CHENIERE ENERGY, INC.

By: ____________________________

Name: __________________________

Title: ___________________________

I hereby accept the Grant subject to all of the terms and provisions hereof. I acknowledge and agree that the Grant shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in the Grant (not through the act of issuing the Grant).

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Participant